(j)(2)

                   CONSENT OF SHEARMAN & STERLING

     We hereby consent to the reference to our firm included in the statement of additional information of Sanford C. Bernstein Fund, Inc. filed as part of Post-Effective Amendment No. 28 to the Registration Statement (File No. 33-21844) and to the use of our opinion of counsel, incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A (File No. 33-21844).

                                     /s/ Shearman & Sterling

                                    ------------------------
                                         Shearman & Sterling

New York, New York
May 15, 2003